FIRST AMENDMENT TO THE

TRUST FOR PROFESSIONAL MANAGERS

AMENDED AND RESTATED OPERATING EXPENSE LIMITATION AGREEMENT

with

CONVERGENCE INVESTMENT PARTNERS, LLC

THIS FIRST AMENDMENT dated as of October 24, 2013, to the Operating Expense Limitation Agreement, dated as of October 23, 2009 (the “Agreement”), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS (the “Trust”), on behalf of the series of the Trust as indicated on Appendix A to the Agreement, as may be amended from time to time (each, a “Fund,” and collectively, the “Funds”), and CONVERGENCE INVESTMENT PARTNERS, LLC (hereinafter called the “Adviser”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and the Adviser desire to amend the Agreement to add the Convergence Opportunities Fund; and

WHEREAS, the Agreement allows for the amendment of Appendix A to the Agreement by a written instrument executed by both parties;

NOW, THEREFORE, the parties agree as follows:

Appendix A of the Agreement is hereby superseded and replaced with Amended Appendix A attached hereto, for the purpose of adding the Convergence Opportunities Fund, and to correct the name of the Convergence Core Plus Fund, to be effective at the time the Convergence Opportunities Fund commences operation pursuant to an effective amendment to the Trust’s Registration Statement under the Securities Act of 1933, as amended.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS	CONVERGENCE INVESTMENT
on behalf its series listed on Amended Appendix A	PARTNERS, LLC

By: /s/ John P. Buckel	By: /s/ David W. Schulz
Name: John P. Buckel	Name: David W. Schulz
Title: President	Title: President

Amended Appendix A
to the

TRUST FOR PROFESSIONAL MANAGERS

AMENDED AND RESTATED OPERATING EXPENSE LIMITATION AGREEMENT

with

CONVERGENCE INVESTMENT PARTNERS, LLC

Series and Class of Trust for Professional Managers	Operating Expense Limitation as a Percentage of Average Daily Net Assets
Convergence Core Plus Fund – Investment Class Shares	1.75%
Convergence Core Plus Fund – Institutional Class Shares	1.50%
Convergence Opportunities Fund – Investment Class Shares	1.75%
Convergence Opportunities Fund – Institutional Class Shares	1.50%